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                                                                     EXHIBIT 5.1

                               November 18, 2004

Coinmach Service Corp.
303 Sunnyside Blvd.
Suite 70
Plainview, New York 11803

Re: Registration of Securities on Form S-1 Registration Statement (File No.
    333-114421)

Ladies and Gentlemen:

      We have acted as counsel to (i) Coinmach Service Corp., a Delaware corporation (the "Company"), (ii) Coinmach Laundry Corporation, a Delaware corporation, (the "Guarantor") and (iii) Coinmach Corporation, a Delaware corporation, Super Laundry Equipment Corp., a New York corporation, Grand Wash & Dry Laundrette, Inc., a New York corporation, Appliance Warehouse of America, Inc., a Delaware corporation and American Laundry Franchising Corp., a Delaware corporation (each, an "Other Guarantor" and collectively, the "Other Guarantors" and together with the Company and the Guarantor, the "Issuers") in connection with the registration statement on Form S-1 (Registration No. 333-114421) (as amended or supplemented, the "Registration Statement") filed by the Issuers with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to:

            (i) the issuance by the Company of an aggregate of 21,083,332 shares of the Class A common stock, par value $0.01 per share, of the Company (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offerings described in the Registration Statement, the "Shares");

            (ii) the issuance by the Company of $149.43 million aggregate principal amount of senior secured notes due 2024 of the Company (together with any additional senior secured notes that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offerings described in the Registration Statement and forming a part of the IDSs (as defined below), the "IDS Notes");

            (iii) the issuance by the Company of an aggregate of 21,083,332 Income Deposit Securities of the Company (together with any additional Income Deposit Securities that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offerings described in the Registration Statement, the "IDSs"), each representing one Share and $6.75 principal amount of IDS Notes;

            (iv) the issuance by the Company of $20.0 million aggregate principal amount of senior secured notes due 2024 of the Company to be sold separately from the IDSs (together with any additional senior secured notes to be sold separately from the IDSs that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering described in the Registration Statement, the "Third Party Notes," and together with the IDS Notes, the "Notes");

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            (v) the issuance of the guarantee by the Guarantor with respect to the Notes (the "Guarantee"); and

            (vi) the issuance of the guarantees to be issued under certain circumstances by the Other Guarantors with respect to the Notes (the "Other Guarantees").

      Upon completion of the Transactions (as such term is defined in the Registration Statement), the Guarantor and the Other Guarantors will become subsidiaries of the Company. The Notes, the Guarantee and the Other Guarantees are to be issued pursuant to an indenture by and among the Company, the subsidiary guarantors named therein and the Bank of New York, as trustee (as amended and supplemented from time to time, the "Indenture").

      In rendering the opinions set forth below, we have examined the Registration Statement, a form of the stock certificate for the Class A common stock, a form of the IDS certificate, a form of the Notes and the form of the Indenture. We have also examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed necessary or appropriate. In all such examinations, we have relied upon the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Issuers, (i) that such parties had, and with respect to agreements or instruments to be executed, delivered and performed will have, the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, (ii) that such agreements or instruments have been, and with respect to agreements or instruments to be executed, delivered and performed will be, duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and (iii) that such agreements or instruments are, and with respect to agreements or instruments to be executed, delivered and performed will be, the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to such opinions, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Issuers and others.

      Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

      (i) the Shares have been duly authorized by all necessary corporate action on the part of the Company and upon (i) the issuance and sale of, and payment for and delivery of, the Shares as contemplated by the Registration Statement and the underwriting agreement by and among the Company, the Guarantor and the underwriters named therein, dated on or about the date hereof (the "Underwriting Agreement") and in accordance with the resolutions adopted by the board of directors of the Company and (ii) the countersigning of appropriate certificates representing the Shares by a duly authorized signatory of the registrar for the Shares, the Shares will be validly issued, fully paid and nonassessable,

      (ii) the Notes have been duly authorized by all necessary corporate action on the part of the Company and upon (i) the issuance and sale of, and payment for and delivery of, the Notes as contemplated by the Registration Statement, the Indenture and the Underwriting Agreement and in accordance with the resolutions adopted by the board of directors of the Company and (ii) the execution and authentication of the certificate or certificates representing the Notes by a duly

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authorized signatory of the Trustee in accordance with the provisions of the
Indenture, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (y) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (z) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law,

      (iii) the IDSs have been duly authorized by all necessary corporate action on the part of the Company and upon (i) the issuance and sale of, and payment for and delivery of, the IDSs as contemplated by the Registration Statement, the Indenture and the Underwriting Agreement and in accordance with the resolutions adopted by the board of directors of the Company and (ii) the execution and authentication of the certificate or certificates representing the IDSs by a duly authorized signatory of the Trustee in accordance with the provisions of the Indenture, the IDSs will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (y) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (z) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law,

      (iv) the Guarantee has been duly authorized by all necessary corporate action on the part of the Guarantor and upon (i) the issuance and sale of, and payment for and delivery of, the Notes as contemplated by the Registration Statement, the Indenture and the Underwriting Agreement and in accordance with the resolutions adopted by the board of directors of the Company, (ii) the execution and authentication of the certificate or certificates representing the Notes by a duly authorized signatory of the Trustee in accordance with the provisions of the Indenture and (iii) the due execution and delivery of the Guarantee, the Guarantee will constitute a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to (y) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (z) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law, and

      (v) the Other Guarantees have been duly authorized by all necessary corporate action on the part of the Other Guarantors and upon (i) the issuance and sale of, and payment for and delivery of, the Notes as contemplated by the Registration Statement, the Indenture and the Underwriting Agreement and in accordance with the resolutions adopted by the board of directors of the Company, (ii) the execution and authentication of the certificate or certificates representing the Notes by a duly authorized signatory of the Trustee in accordance with the provisions of the Indenture and (iii) the due execution and delivery of each Other Guarantee, each such Other Guarantee will constitute a valid and binding obligation of each of the Other Guarantors, enforceable in accordance with its terms, subject to (y) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (z) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus

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that is included in the Registration Statement. In giving this consent, we do not admit that we are "experts," within the meaning of that term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an Exhibit or otherwise.

      The foregoing opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinion is based on and is limited to, as in effect on the date hereof, the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, the internal laws of the State of New York and the relevant Federal law of the United States of America. We render no opinion with respect to the law of any other jurisdiction or, without limiting the generality of the foregoing, the effect of the laws of any other jurisdiction.

      This opinion is not a guarantee or an opinion respecting matters of fact and should not be construed or relied on as such. Other than as expressly stated above, we express no opinion on any issue relating to the Issuers or to any investment therein.

                                    Sincerely,

                                    /s/ Mayer, Brown, Rowe & Maw LLP

                                    Mayer, Brown, Rowe & Maw LLP